UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, the Compensation Committee of Sonic Automotive, Inc. (“Sonic”) awarded performance bonuses to Sonic’s executive officers for 2006 under the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). The Compensation Committee certified that the previously disclosed objective, performance-based criteria had been met and authorized award amounts for each of the executive officers for the specified levels of achievement within the two performance categories.

After considering certain one-time charges incurred by Sonic during 2006 that had the effect of preventing the named executive officers from achieving the highest levels of the specified pre-determined targets established for 2006 performance under the Incentive Compensation Plan, the Compensation Committee awarded discretionary cash bonuses to the named executive officers in the following amounts: O. Bruton Smith, $106,700; B. Scott Smith, $87,300; Jeffrey C. Rachor, $97,000; David P. Cosper, $48,500 and Mark J. Iuppenlatz, $48,500.

The Compensation Committee also certified that the previously disclosed objective, performance-based criteria for certain restricted stock and restricted stock unit awards granted to Sonic’s executive officers in March 2006 pursuant to the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) had been met and approved the adjustment of those grants to reflect the performance level achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

		By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated:	March 16, 2007